UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2013

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)                                  On December 19, 2013, Information Services Group, Inc. (“ISG” or the “Company) announced that R. James Cravens, 50, will join the Company and be appointed as Executive Vice President and Chief Human Resources and Communications Officer effective January 15, 2014.  Mr. Cravens was most recently Executive Vice President, Global Human Resources of Vision Critical, a global software and services firm, where he spent almost two years.  Prior to Vision Critical, Mr. Cravens was Senior Vice President, Human Resources North America with Synovate, a global research services firm, where he spent almost one year prior to its sale to Ipsos.  Prior to Synovate, from 2004-2010, Mr. Cravens was Global Head of Human Resources and Corporate Communications with Kinetic Concepts, Inc., a medical technology firm.  Mr. Cravens is a graduate of Kenyon College, the University of Chicago Law School and Stanford University’s Inter-University Center for Advanced Japanese Language Studies in Yokohama, Japan.

On December 17, 2013, Mr. Cravens entered into an employment letter with the Company (the “Employment Letter”).  Pursuant to the Employment Letter, Mr. Cravens will receive a base salary of $325,000 and a target Annual Incentive Plan (“AIP”) bonus opportunity of $150,000 for 2014.  In addition, pursuant to the Company’s Amended and Restated Equity Incentive Plan, Mr. Cravens will be granted 50,000 ISG Restricted Stock Units (RSUs) that will vest ratably over four years pursuant to the Company’s standard Restricted Stock Unit Award Agreement (time-based), which requires Mr. Cravens to execute the Company’s standard Restrictive Covenant Agreement.  The Restrictive Covenant Agreement requires Mr. Cravens to not disclose confidential information of the Company at any time, and for the period during which he is employed by the Company, and the 24-month period thereafter, not to compete with the Company, not to interfere with the Company’s business and not to solicit nor hire any of the Company’s employees or customers.  Also, pursuant to the Employment Letter, Mr. Cravens is required to purchase up to an additional 25,000 ISG shares in the open market which will be matched 1:1 with a grant of RSUs provided his open market purchases are completed by March 31, 2014.  In addition, Mr. Cravens entered into the Company’s standard Change in Control Agreement for officers, which has a term of two years from the effective date, but will automatically extend for successive one-year terms unless a notice of non-renewal is given at least one year before the then scheduled expiration of the term. This Change in Control Agreement provides for a lump sum severance payment as a result of a termination of employment by the Company without “Cause” or by the executive for “Good Reason” (each as defined in the Change in Control Agreement) during the two-year period following a Change in Control (as defined in the Change in Control Agreement), the material terms of which are the same as the Change in Control Agreements the Company’s executives entered into in 2011 and are described on pages 26 and 27 of the Company’s Definitive Proxy Statement previously filed with the SEC on March 20, 2013 and incorporated herein by reference.  Finally, to assist in Mr. Cravens’ transition, the Company will make a one-time transition payment of $25,000 in April 2014.

The foregoing summaries of the Employment Letter, the Restricted Stock Unit Award Agreement, the Restrictive Covenant Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Employment Letter for R. James Cravens, dated December 17, 2013

10.2

Form of Restricted Stock Unit Award Agreement (Time-Based) (previously filed as Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on September 29, 2009 (Commission File Number: 001-33287), and incorporated herein by reference)

10.3

Form of Restricted Covenant Agreement (previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on September 29, 2009 (Commission File Number: 001-33287), and incorporated herein by reference)

10.4

Form of Change in Control Agreement for officers (previously filed as Exhibit 10.15 to the Registrant’s Form 10-K filed with the SEC on March 15, 2012 (Commission File Number: 001-33287), and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2013	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer